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                                                          EXHIBIT 10.10

                    "SAP CUSTOMIZATION SOFTWARE" AGREEMENT
                   BETWEEN OPEN ENVIRONMENT AND OBJECT POWER


       This Agreement is made this 1st day of October, 1995, by OPEN ENVIRONMENT CORPORATION ("OEC"), a Delaware corporation, whose address is 25 Travis Street, Boston, Massachusetts, and Object Power Inc. ("OPI"), a Delaware corporation, whose address is 219 Vassar Street, Cambridge, Massachusetts 02139.

       Whereas, OPI has a software technology, and OEC desires to purchase this technology to create software products with in the terms and conditions hereof,

       Now, therefore, it is mutually agreed:

I.     DEFINITIONS

       1. The "Software" shall mean the source code of the "SAP customization and enhancement software", in its present form.

       2. "Derived Products" shall mean any products that will be created by OEC which include various components of the Software developed by OPI.

II.    RELATIONSHIP OF PARTIES

       Neither OPI nor OEC is authorized to act on the behalf of the other or to bind the other in any way outside of the specific terms of this Agreement.

III.   RIGHTS GRANTED

       OPI grants OEC the right to modify, change or create new products out of the Software. These Derived Products shall be the exclusive property of OEC.

IV.    TERMS AND SALE OF OPI PRODUCTS TO OEC

       1. OPI agrees to sell the Software to OEC for $500,000 (five-hundred thousand dollars).

       2. OEC shall pay OPI a royalty on OEC's sales revenue of the Derived Products for two years, beginning with the effective date of this Agreement.

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       The royalty payment shall be as follows:

            (a) For the first $1,000,000 (one million dollars) of sales revenue recognized by OEC related to the Derived Products, OEC shall pay OPI a 20% royalty.

            (b) When OEC's revenue from the Derived Products exceeds $1,000,000 (one million dollars), OEC shall pay OPI a 10% royalty on sales revenue recognized by OEC related to the Derived Products.

            (c) OEC's obligation to pay royalties to OPI shall cease upon the earlier of:

                 . the date when OEC's aggregate revenue from the Derived Products exceeds $3,000,000 (three million dollars), or

                 .    two years from the execution date of this Agreement.

       3. OEC shall make royalty payments to OPI within forty-five days of the end of its quarterly reporting periods.

V.     PERFORMANCE OF OPI

       1. OPI agrees to promptly answer any queries which OPI may submit to OEC concerning the Software or applications thereof in connection with creating the Derived Products.

       2. OPI agrees to promptly deliver the Software to OEC within ten days of the execution of this Agreement.

       3. The resale of the Software or Derivative Products by OPI shall be governed by the existing "OEC/OP Reseller Contract."

       4. This Agreement does not in any way prevent OPI from developing products which interact with SAP Software.

VI.    TERM AND TERMINATION

       This Agreement will expire two years from the effective date. Termination of this Agreement shall have no impact on the rights granted to OEC under this Agreement.

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VII.   CONFIDENTIALITY

       1. The parties agree to keep strictly confidential, and to bind their respective directors, officers, and employees to like covenants, the terms of this Agreement and all matters relating thereto, and to the Products. All parties undertake not to disclose any of those terms or matters to any other person except as may be necessary for the furtherance of this Agreement.

       2. OPI explicitly agrees that OEC may disclose the existence and general terms of this Agreement with OEC's underwriters, attorneys, accountants, government agencies, and others in the financial community.

VIII.  GOVERNING LAW

       This Agreement shall be interpreted in accordance with the laws of the Commonwealth of Massachusetts.

IX.    GENERAL PROVISIONS

       1. This Agreement contains all the understandings and representations between the parties relating to the matters referred to herein, supersedes any arrangements previously entered into between them with respect thereto, and can be amended only by a written supplement, duly executed on behalf of both of the respective parties.

       2. No term or condition of this Agreement will ever be considered as waived unless reduced to writing and duly executed by an officer of the waiving party.

       3. The effective date of this Agreement will be set forth in the beginning hereof; any approvals of any of the terms or conditions of this Agreement required by the laws of the Territory will be obtined by OPI.

       In witness whereof, this Agreement has been executed by the duly authorized officers of the respective parties, as of the date first above written.

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OEC                                 OPI


/s/ Nathan Morton                         /s/ James Nondorf
- --------------------------------          --------------------------------
Nathan Morton, CEO                        Jim Nondorf, President


/s/ Jim Driscoll                          /s/ Michael Fan
- ---------------------------------         --------------------------------
Jim Driscoll, Vice President              Michael Fan, Vice President


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